UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      February 19, 2008
Premier Exhibitions, Inc.

Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 19, 2007 Premier Exhibitions, Inc. (the “Company”) announced that its Board of Directors has authorized a share repurchase program, permitting the Company to repurchase up to 3,000,000 shares of its common stock in open market and privately negotiated transactions. The Company’s repurchase program, which is effective immediately, will continue until the earlier of December 31, 2008, until 3,000,000 of its shares have been repurchased or until the Board of Directors terminates the program. The Company intends to use cash on hand and/or amounts that may become available under its credit facility with Bank of America, N.A. to fund share repurchases under the program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: February 19, 2007	By:	/s/ Bruce Eskowitz
Bruce Eskowitz
President and Chief Executive Officer